Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value $0.001 per share, of ReTo Eco-Solutions, Inc., a British Virgin Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 8, 2018.

HENGFANG LI

/s/ Hengfantg Li
HENGFANG LI

GREAT DEAL INTERNATIONAL DEVELOPMENT LIMITED

By:	/s/ Hengfang Li
Name: Hengfang Li as authorized agent for Great Deal International Development Limited

GOOD VENTURE INDUSTRIAL LIMITED

By:	Feng Wu
Name: Feng Wu as authorized agent for
Good Venture Industrial Limited

[Signature Page to Joint Filing Agreement to Schedule 13G]